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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF FORMATION

                                       OF

                           CPL TRANSITION FUNDING LLC


     This Certificate of Formation of CPL Transition Funding LLC (the "LLC"), dated as of October 28, 1999, is being duly executed and filed by Bernard J. Kelley, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.).

     FIRST. The name of the limited liability company formed hereby is CPL Transition Funding LLC.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                       /s/ BERNARD J. KELLEY
                                       ------------------------------------
                                       Name:  Bernard J. Kelley
                                       Title: Authorized Person